Release Date:     April 29, 1998

Contacts: Steve Lang,      303-858-3406
                Cathy Fowler,       303-858-3405

      U S WEST MEDIA GROUP REPORTS TENTH CONSECUTIVE QUARTER
         OF DOUBLE-DIGIT GROWTH IN OPERATING CASH FLOW

  es high-speed data customers 35 percent, to 31,000, from last quarter -

             - Introduces commercial phone service -

       Grows revenue per cable subscriber by 8 percent -


ENGLEWOOD, Colo. - U S WEST Media Group (NYSE: UMG) today reported its tenth straight quarter of double-digit growth in operating cash flow. Media Group is changing its name to MediaOne Group as part of U S WEST's plan to split into two separate public companies.

For the first quarter, MediaOne Group reported - on a proportionate basis:

o An 11.8 percent increase in operating cash flow, to $693 million. MediaOne Group's operating cash flow for the first quarter 1997 was $620 million. (Normalized operating cash flow grew 16.5 percent for the operations MediaOne Group will hold after the planned split from U S WEST.)

     Operating cash flow, which represents earnings before interest, taxes, depreciation and amortization, is a key indicator of the company's operating performance.

o An 11.4 percent increase in revenue, to $2.34 billion. MediaOne Group's revenue for the first quarter 1997 was $2.1 billion. (Normalized revenue grew
18.6 percent for the operations MediaOne Group will hold after the planned split from U S WEST.)

Because MediaOne Group operates numerous joint ventures, the company uses proportionate accounting to reflect its share of operating revenues and expenses associated with these operations.

"We're off to a good start for the year," said Chuck Lillis, MediaOne Group president and chief executive officer. "Consumers continue to respond positively to our high-speed data product, MediaOne Express. Penetration for the product continues to increase in all of our high-speed data markets.

"Our telephone offerings are extremely competitive and, after just a few months in the market, our penetration rates are exceeding our expectations, and our international businesses are doing well," Lillis said.

"MediaOne Group is in strong financial position for the impending split of our two businesses," said Richard McCormick, chairman and chief executive officer of U S WEST, Inc.

Since the end of the fourth quarter:

o MediaOne Group closed a transaction that sent its domestic wireless operations to AirTouch in exchange for $1.6 billion in AirTouch dividend-bearing preferred stock with a 5.143% coupon and 59.5 million shares of AirTouch common stock valued at $2.9 billion. MediaOne Group also transferred about $1.4 billion of debt to AirTouch. Based on yesterday's AirTouch closing price of $53.0625, the total value of the transaction is $6.2 billion.

o U S WEST received a ruling from the Internal Revenue Service that its split-off will be tax-free for the company and shareowners. The split-off plan includes the transfer of U S WEST Dex to U S WEST Communications at the split, removing $3.9 billion in debt from MediaOne Group's books and delivering $850 million in equity to MediaOne Group shareowners in the form of common stock in the new U S WEST. The split is anticipated by mid-1998, pending shareowner approval.

     Telewest (the U.K. cable and telephone venture in which MediaOne Group owns
     26.8 percent) and General Cable agreed to the terms of a proposed merger that will strengthen the strategic position of the combined group as a leading cable operator in the United Kingdom, with interest in 43 franchises covering about 5.8 million homes, and serving 849,000 cable customers, 1.1 million residential and 167,000 business telephone lines (figures as of the end of 1997).

      MediaOne introduced residential phone service in two markets: Atlanta and Los Angeles.

      MediaOne Group received nearly $80 million and 20 million shares from our contribution to a newly formed company, PrimeStar, Inc., of 193,000 customers as part of the roll-up plan. MediaOne Group now owns about 10 percent of the new company.

First quarter operating highlights include:

o Domestic Broadband: MediaOne ended the first quarter with 4.9 million cable customers, up 1.5 percent from last year's first quarter, normalized for various transactions. Normalized revenue per cable subscriber increased 8.3 percent, to $39.17 per month. In addition, MediaOne ended the quarter with 31,000 customers for its high-speed data service, MediaOne Express, the highest penetration rate of any major provider in the U.S.

o International: Normalized venture-level results include 4.9 million customers who have signed up for 5.6 million services, including 1.8 million cable accounts, 1.1 million phone lines, and 2.7 million wireless accounts, an increase of 47 percent over the same period last year. Proportionate operating cash flow from international wireless and cable-telephone operations was $17 million during the period, compared with last year's negative $1 million.


MediaOne Group's first-quarter net loss was $135 million, of which $492 million related to pre-tax, noncash items. Net loss per basic and diluted common share was 24 cents.

MediaOne Group, one of America's largest broadband communications companies, is involved in domestic and international cable and telephony, international wireless and directory and information services. For 1997, MediaOne Group had proportionate revenue of $7.8 billion, pro forma for the AirTouch merger.

MediaOne Group is one of two major groups that make up U S WEST, a company in the connections business, helping customers share information, entertainment and communications services in local markets worldwide. U S WEST's other major group, U S WEST Communications, provides telecommunications services in 14 western and midwestern states. U S WEST has proposed splitting the two groups into separate public companies. The split is anticipated by mid-1998, pending shareowner approval.

                                                   ###

[Safe Harbor statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risk and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.]


NOTE: This release and the financial statements will be available on the Internet after 8 am (MDT) by accessing U S WEST's Internet site: www.uswest.com.






                                U S WEST Media Group - Selected Statistics
                                  For the Quarter Ended March 31, 1998


                                Venture Level Operating Statistics (in thousands)
                                                               Subscriber/Lines Data (normalized)
       Business Venture            Homes       Subscribers/      Net Adds        Net Adds          Growth Y/Y
                                Passed/Pops       Lines          Q1 1998        12 Months
Domestic

MediaOne
Cable                                8,382            4,910               14            73                    1.5%
High Speed Data                                          31                8            31

Time Warner Entertainment (1)
Cable                               15,758            9,916              37            170                    1.7%
High Speed Data                                          39              12             34

                                -----------
                                ...........    =============    =============    ===========
Total Domestic Broadband            24,140           14,896               71            308
                                               =============    =============    ===========
                                ===========

International

International Cable & Broadband

U.K. & European Cable                4,334            1.626                2             90                   5.9%

U.K. & European Telco                                 1.079               39            264                   2.4%

Asian Cable                          1.413              184              31            114     162.9 %

International Wireless

One 2 One                           58,000            1,198             184            578                   93.2%
Central European  Wireless          64,200            1,429              251            718    101.0 %
Asian & Other Wireless              74,000             116                12            31                   36.5%


Total International

                                ...........      ============    =============    ===========    ==================
                                   201,947             5,632              519          1,795     46.8 %
                                                 ============    =============    ===========    ==================
                                ===========



                                 Consolidated Financial Statistics (in millions)
                                                              Operating
Business Venture            Revenue          Growth           Cash Flow       Growth         Margin

MediaOne
Core Cable                             $575             9.7%            $261          10.6%  45.4  %
Total Broadband                         619            12.1%             240           6.7%  38.8  %




(1) MediaOne Group has 50% management control of TWE domestic broadband business and a 25.51% investment.